UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 3, 2009
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of	(Commission	(IRS employer
incorporation or organization)	File Number)	identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On March 3, 2009, Ashford Hospitality Limited Partnership (the “Operating Partnership”), the operating partnership of Ashford Hospitality Trust, Inc. (the “Company”), purchased a 1-year “flooridor”, for the period commencing December 14, 2009 and ending December 13, 2010, from UBS. The “flooridor” is for a notional amount of $3.6 billion and is related to the $1.8 billion interest rate floor arrangement the Operating Partnership entered into on March 13, 2008 (the “Interest Rate Floor”) and effectively funds the Operating Partnership’s obligations under the Interest Rate Floor while also providing an equal amount to the Operating Partnership in excess of what would be obligated under the Interest Rate Floor, since the notional amount is for twice the amount of the original Interest Rate Floor, while LIBOR remains between 1.25% and 0.75%.
     The foregoing summary does not purport to be complete and is qualified in its entirety by the executed Confirmation of Trade related to the Flooridor as it will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 5, 2009

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel